Exhibit 99.1

Health Insurance Innovations, Inc. Files Extension for Additional Time to File Third Quarter 2014 Form 10-Q

TAMPA, Fla., November 17, 2014 (GLOBE NEWSWIRE) – Health Insurance Innovations, Inc. (NASDAQ:HIIQ) (“HII” or the “Company”) today announced that it has filed a Form 12b-25 Notification of Late Filing with the Securities and Exchange Commission related to the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, as the Company has determined it needs additional time to conclude on the appropriate accounting treatment of a net tax benefit that the Company is required to share under a Tax Receivable Agreement. The Company will file the Form 10-Q on or before Wednesday, November 19, 2014.

As disclosed in the press release issued by the Company on November 10, 2014, the Company’s revenues for the quarter ended September 30, 2014 were $23.4 million. The Company’s net income for the third quarter of 2014 will depend on the determination of the appropriate accounting treatment of a net tax benefit that the Company is required to share under the Tax Receivable Agreement. In the press release issued on November 10, 2014, the Company disclosed an expense payable pursuant to the Tax Receivable Agreement of $10.4 million. The Company is evaluating the appropriate accounting treatment of this expense.

About Health Insurance Innovations, Inc.

Health Insurance Innovations, Inc. (HII) develops affordable, high-quality health insurance products through partnerships with best-in-class insurance carriers, distributed through licensed insurance agents as plan configurations customized for the individual consumer. These transactions take place via the industry’s first virtual administrator, an entirely cloud-based proprietary process —Quote-Buy-Print—providing proof-of-coverage to insured in minutes rather than weeks. HII is a data-driven digital business informed by its consumer division. HII’s consumer division includes HealthPocket Research & Data, the largest repository (of any kind) of health insurance information and HealthPocket.com, the only online resource that offers consumers one-click access to unbiased rankings of all available health-insurance plans. Additional information about HII can be found at hiiquote.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on the Company’s current assumptions, expectations and belief are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for our products, the amount of commissions paid to us or changes in health insurance plan pricing practices, our ability to integrate our acquisitions (including our July 2014 acquisition of HealthPocket, Inc.), competition, changes and developments in the United States health insurance system and laws, and HII’s ability to adapt to them, the ability to maintain and enhance our name recognition, difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are discussed in HII’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent Quarterly Reports on Form 10-Q, all as filed with the Securities and Exchange Commission as well as other documents that may be filed by HII from time to time with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONTACT:

Health Insurance Innovations, Inc.:

Dirk Montgomery

Chief Financial Officer

(877) 376 5831 ext. 282

dmontgomery@hiiquote.com